EXHIBIT 21.1

                                MICROGRAFX, INC.

                           SUBSIDIARIES OF REGISTRANT

Information is set forth below concerning all subsidiaries of the Company as of June 30, 2000:

NAME OF SUBSIDIARY                    INCORPORATION                     COMPANY

InterCAP Graphics Systems             Delaware                             100%
Micrografx France, SARL               France                               100%
Micrografx Deutschland GmBH           Germany                              100%
Micrografx Japan. K.K.                Japan                                100%
Micrografx B.V.                       The Netherlands                      100%
Micrografx Technology N.V.            Netherlands Antilles                 100%
Micrografx, Ltd.                      United Kingdom                       100%
Micrografx Australia Pty. Limited     Australia                            100%
Micrografx Italia S.r.l.              Italy                                100%
Micrografx Interactive, Inc.          Delaware                             100%
Image2Web, Inc.                       Delaware                             100%



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